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Exhibit 99.6

ELI LILLY AND COMPANY

Offer to Exchange up to 293,290,000 Shares of Common Stock of

ELANCO ANIMAL HEALTH INCORPORATED

Which are Owned by Eli Lilly and Company
For Shares of Common Stock of

ELI LILLY AND COMPANY

Pursuant to the Prospectus dated February 8, 2019

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON MARCH 8, 2019, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE "EXPIRATION DATE." SHARES OF LILLY COMMON STOCK VALIDLY TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

        Enclosed for your consideration are the prospectus dated February 8, 2019 (the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal"), including instructions therefor, for tendering shares of Eli Lilly and Company ("Lilly") common stock, no par value ("Lilly common stock"), which collectively constitute the offer by Lilly to exchange up to an aggregate of 293,290,000 shares of Elanco Animal Health Incorporated ("Elanco") common stock, no par value ("Elanco common stock"), which are owned by Lilly.

        We are the holder of record (directly or indirectly) of shares of Lilly common stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Lilly common stock held by us for your account.

        Please instruct us as to whether you wish us to tender any or all of the shares of Lilly common stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.

Your attention is directed to the following:

        1.     Lilly is offering to exchange up to an aggregate of 293,290,000 shares of Elanco common stock which are owned by Lilly for outstanding shares of Lilly common stock that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. If the offer is oversubscribed, tendered shares of Lilly common stock will be accepted on a pro rata basis, in proportion to the total number of shares tendered, except as described in the Prospectus. For each $100 of Lilly common stock accepted in the exchange offer, you will receive approximately $107.53 of shares of Elanco common stock, based on the Average Lilly Price and the Average Elanco Price (each as defined below), subject to an upper limit of 4.5262 shares of Elanco common stock per share of Lilly common stock. See "The Exchange Offer—Terms of the Exchange Offer." IF THE UPPER LIMIT IS IN EFFECT, YOU WILL RECEIVE LESS THAN $107.53 OF SHARES OF ELANCO COMMON STOCK FOR EACH $100 OF LILLY COMMON STOCK THAT YOU TENDER, AND YOU COULD RECEIVE MUCH LESS.

        The "Average Lilly Price" and the "Average Elanco Price" will be determined by reference to the simple arithmetic average of the daily volume-weighted average prices ("VWAPs") for Lilly common stock and Elanco common stock, respectively, on the New York Stock Exchange (the "NYSE") during the three consecutive trading days ending on and including the second trading day preceding the expiration date of the exchange offer (which, if the exchange offer is not extended or terminated, would be March 4, March 5 and March 6, 2019). The daily VWAPs for shares of Lilly common stock or Elanco common stock, as the case may be, will be the VWAP per share of that stock on the NYSE during the period beginning at 9:30 a.m., New York City time (or such other time as is the official open of trading on the NYSE), and ending at 4:00 p.m., New York City time (or such other time as is the official close of trading on the NYSE), except that such data will only take into account adjustments made to reported trades included by 4:10 p.m., New York City time.

        2.     Upon the terms and subject to the conditions set forth in the Prospectus, tendering shareholders whose shares of Lilly common stock are accepted by Lilly pursuant to the exchange offer will receive Elanco common stock (or cash in lieu of fractional shares).

        3.     Lilly's obligation to exchange shares of Elanco common stock for shares of Lilly common stock is subject to certain conditions, as described in the Prospectus, which you should read carefully and in its entirety.

        4.     Shares of Lilly common stock validly tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration of the exchange offer and, unless Lilly has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Lilly accepts shares of Lilly common stock pursuant to the exchange offer, your tender is irrevocable.

        5.     Tendering shareholders who fail to complete and sign the IRS Form W-9 provided in the Letter of Transmittal or complete and sign an appropriate IRS Form W-8, as applicable, may be subject to required U.S. federal backup withholding applicable to the gross cash proceeds payable to such shareholder or other payee pursuant to the exchange offer. Neither Lilly nor Elanco will indemnify any individual shareholder for any taxes that may be incurred in connection with the exchange offer.

        6.     Participants in The Lilly Employee 401(k) Plan, The Savings Plan for Lilly Affiliate Employees in Puerto Rico and The Elanco US Inc. 401(k) Plan (each, a "Savings Plan") should follow the special instructions that are being sent to them by or on behalf of their plan administrator. Such participants should not use the Letter of Transmittal to direct the tender of shares of Lilly common stock held in these plans, but should instead use the exchange offer election form provided to them by or on behalf of their plan administrator. Such participants may direct the applicable plan trustee to tender all, some or none of the shares of Lilly common stock allocable to their Savings Plan accounts, subject to the limitations set forth in any special instructions provided to them. To allow sufficient time for the tender of shares by the trustee of the applicable Savings Plan, tendering holders must provide the tabulator with the requisite instructions by the deadline specified in the special instructions provided to them, unless the exchange offer is extended. If the exchange offer is extended, and if administratively feasible, the deadline for receipt of participants' direction may also be extended.

        The exchange offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Lilly common stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to sell of exchange, or solicitations of offers to buy or exchange, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

        If you wish to have us tender any or all of your shares of Lilly common stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter. If you authorize the tender of your shares of Lilly common stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration date of the exchange offer.

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON MARCH 8, 2019, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

Instructions with Respect to

ELI LILLY AND COMPANY

Offer to Exchange up to 293,290,000 Shares of Common Stock of

ELANCO ANIMAL HEALTH INCORPORATED

which are owned by Eli Lilly and Company
for Shares of Common Stock of

ELI LILLY AND COMPANY

        The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus dated February 8, 2019 (the "Prospectus") and the related Letter of Transmittal in connection with the offer by Eli Lilly and Company ("Lilly") to exchange up to an aggregate of 293,290,000 shares of Elanco Animal Health Incorporated ("Elanco") common stock, no par value, which are owned by Lilly, for Lilly common stock, no par value ("Lilly common stock").

        This instructs you to tender the number of shares of Lilly common stock indicated below (or if no number is indicated below, all shares of Lilly common stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Account Number:

Number of shares of Lilly common stock to be tendered*:
*
Unless otherwise indicated, it will be assumed that all shares of Lilly common stock we hold for your account are to be tendered.

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☐	By checking this box, I represent that I own beneficially fewer than 100 shares of Lilly common stock and am tendering all my shares of Lilly common stock.

Dated:                                     , 2019

Signature(s)
Please type or print your name(s) here
Please type or print address

Area Code and Telephone Number
Tax Identification or Social Security Number(s) (If you don't have a Tax Identification or Social Security Number, please enter four zeros (0000).)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT, ANY OF THE DEALER MANAGERS, ELANCO ANIMAL HEALTH INCORPORATED OR ELI LILLY AND COMPANY. DELIVERY TO THE EXCHANGE AGENT, THE INFORMATION AGENT, ANY OF THE DEALER MANAGERS, ELANCO ANIMAL HEALTH INCORPORATED OR ELI LILLY AND COMPANY WILL NOT CONSTITUTE A VALID DELIVERY.

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